                                                                EXHIBIT 99.B(p)

                                    CONTROL LIST

     The Registrant, Triflex Fund, Inc., is advised and managed by Securities Management & Research, Inc. ("SM&R"), a Florida corporation and registered investment adviser and broker-dealer. SM&R is a wholly-owned subsidiary of American National Insurance Company, a Texas insurance company. The Libbie Shearn Moody Trust owns approximately 37.58% of the outstanding stock of American National Insurance Company. The Moody Foundation, which has a 75% contingent remainder interest in the Libbie Shearn Moody Trust, owns approximately 23.7% of the outstanding stock of American National Insurance Company.

     The Trustees of The Moody Foundation are Mrs. Frances Moody Newman, Robert
L. Moody and Ross Rankin Moody. Robert L. Moody is a life income beneficiary of the Libbie Shearn Moody Trust and Chairman of the Board, Director, President and Chief Executive Officer of American National Insurance Company. Robert L. Moody has assigned his interest in the Libbie Shearn Moody Trust to National Western Life Insurance Company, a Colorado insurance company of which he is also Chairman of the Board, a Director and controlling shareholder.

     The Moody National Bank of Galveston is the trustee of the Libbie Shearn Moody Trust and various other trusts which, in the aggregate, own approximately 46.87% of the outstanding stock of American National Insurance Company. Moody Bank Holding Company, Inc. owns approximately 97% of the outstanding shares of The Moody National Bank of Galveston. Moody Bank Holding Company, Inc. is a wholly owned subsidiary of Moody Bancshares, Inc. The Three R Trusts, trusts created by Robert L. Moody for the benefit of his children, are controlling stockholders of Moody Bancshares, Inc.

     The Moody Foundation owns 33.0% and the Libbie Shearn Moody Trust owns 51.0% of the outstanding stock of Gal-Tex Hotel Corporation, a Texas corporation. Gal-Tex Hotel Corporation has the following wholly-owned subsidiaries, listed in alphabetical order:

                              GAL-TENN HOTEL CORPORATION
                              GAL-TEX MANAGEMENT COMPANY
                               GAL-TEX WOODSTOCK, INC.
                                   GTG CORPORATION
                             NEW PAXTON HOTEL CORPORATION

     American National owns a direct or indirect interest in the following entities, listed in alphabetical order:

ENTITY:   American Hampden Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 98% interest.

ENTITY:  American National of Delaware Corporation

ENTITY FORM:  a Delaware corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company

ENTITY:   American National Financial Corporation

ENTITY FORM: a Texas corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company

ENTITY:   American National Financial Corporation (Delaware)

ENTITY FORM: a Delaware corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

ENTITY:   American National Financial Corporation (Nevada)

ENTITY FORM: a Nevada corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

ENTITY:   American National General Insurance Company

ENTITY FORM: a Missouri insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.

ENTITY:  American National Growth Fund, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. collectively own less than five percent of the outstanding stock of the Company.

ENTITY:  American National Income Fund, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own less than five percent of the outstanding stock of the Company.

ENTITY:   American National Insurance Service Company

ENTITY FORM: a Missouri corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.

ENTITY:  American National Investment Accounts, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, Securities Management and Research, Inc. owns approximately 6.94% of the outstanding stock of the Company, and American National Insurance Company owns approximately 93.24% of the outstanding stock of the Company.

ENTITY:   American National Life Insurance Company of Texas

ENTITY FORM: a Texas insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company

ENTITY:  American National Lloyds Insurance Company

ENTITY FORM:  a Texas corporation

OWNERSHIP OR OTHER BASIS FOR CONTROL: Wholly owned subsidiary of American National Property and Casualty Company

ENTITY:   American National Property and Casualty Company

ENTITY FORM: a Missouri insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

ENTITY:   ANDV 97, Inc.

ENTITY FORM: a Texas Corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company

ENTITY:   ANPAC General Agency of Texas

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.

ENTITY:  ANPAC Lloyds Insurance Management, Inc.

ENTITY FORM:  a Texas corporation

OWNERSHIP OR OTHER BASIS FOR CONTROL: Wholly owned subsidiary of American National Property and Casualty Company

ENTITY:   ANREM Corporation

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of Securities Management and Research, Inc.

ENTITY:   ANTAC, Inc.

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

EQUITY: Beechwood Business Park Joint Venture

EQUITY FORM:  a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC owns a 50% limited partnership interest

ENTITY:   Comprehensive Investment Services, Inc.

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

ENTITY:   Garden State Life Insurance Company

ENTITY FORM: a New Jersey insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

ENTITY:   Gateway Park Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: South Shore Harbour Development, Ltd. has a 50% interest.

ENTITY:   Harbour Title Company

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: South Shore Harbour Development, Ltd. owns 50% of the outstanding stock.

EQUITY:  IAH 97 Joint Venture

EQUITY FORM:  a Texas General Partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC owns a 50% General Partnership interest

ENTITY:   Kearns Building Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL:  American National owns a 85% interest.

EQUITY:  MR/SA Partnership

EQUITY FORM:  a Nevada General Partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC owns a 50% General Partnership interest

ENTITY:   Pacific Property and Casualty Company

ENTITY FORM: a California corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company

ENTITY:   Panther Creek Limited Partnership

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest

ENTITY:   Rutledge Partners, L.P.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 50% interest.

ENTITY:  SM&R Capital Funds, Inc.

ENTITY FORM:  a Maryland corporation - a registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, Company consists of three (3) different series: Government Income Fund Series, Primary Fund Series, and Tax Free Fund Series. Securities Management and Research, Inc. owns approximately 20.01% of the outstanding stock of the Government Income Fund Series, and American National Insurance Company owns approximately 27.44% of the outstanding stock of the Government Income Fund Series. Securities Management and Research, Inc. owns approximately 2.23% of the outstanding stock of the Primary Fund Series, and American National Insurance Company owns approximately 67.40% of the outstanding stock of the Primary Fund Series. Securities Management and Research, Inc. owns approximately 11.71% of the outstanding stock of the Tax Free Fund Series, and American National Insurance Company owns approximately 58.53% of the outstanding stock of the Tax Free Fund Series.

ENTITY:   South Shore Harbour Development, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC, Inc. owns a 95% limited partnership interest. ANREM Corp. owns a 5% general partnership interest.

ENTITY:   Standard Life and Accident Insurance Company

ENTITY FORM: an Oklahoma insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.

ENTITY:   Terra Venture Bridgeton Project Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned by American National Insurance Company.

ENTITY:   Third and Catalina, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 49% limited partnership interest.

ENTITY:   Timbermill, Ltd.

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest.

ENTITY:  Town and Country Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest.